Exhibit 21.1

SUBSIDIARIES OF

PLAINS ALL AMERICAN PIPELINE, L.P.

(As of 12/31/2014)

Subsidiary	Jurisdiction of Organization
5D Marketing LLC	Colorado
Aurora Pipeline Company Ltd.	Canada
Bakersfield Crude Terminal LLC	Delaware
BGS Kimball Gas Storage, LLC	Delaware
Bluewater Gas Storage, LLC	Delaware
Bluewater Natural Gas Holding, LLC	Delaware
Centerpoint Access LLC	Texas
Diamond Pipeline LLC	Delaware
Durham Transport LLC	Texas
Eagle Ford Crude Terminal LLC	Delaware
Eagle Ford Terminals Corpus Christi LLC	Delaware
Hawks Oil LLC	Colorado
Lazybay Operating LLC	Texas
Legacy Line LLC	Texas
LMC Transport, LLC	Georgia
Lone Star Trucking, LLC	California
Mountain Ridge Resources LLC	Colorado
Niobrara Crude Terminal LLC	Delaware
PAA Finance Corp.	Delaware
PAA Luxembourg S.a.r.l.	Luxembourg
PAA Midstream LLC	Delaware
PAA Natural Gas Canada ULC	Alberta
PAA Natural Gas Storage LLC	Delaware
PAA Natural Gas Storage, L.P.	Delaware
PAA/Vulcan Gas Storage, LLC	Delaware
Pacific Energy Group LLC	Delaware
Pacific L.A. Marine Terminal LLC	Delaware
Pacific Pipeline System LLC	Delaware
PACONO1 LLC	Delaware
PICSCO LLC	Delaware
Pine Prairie Energy Center, LLC	Delaware
Plains All American Emergency Relief Fund, Inc.	Texas
Plains Capline LLC	Delaware
Plains Gas Solutions, LLC	Texas
Plains GP LLC	Texas
Plains LPG Services GP LLC	Delaware
Plains LPG Services, LP	Texas
Plains Marketing — North Dakota Inc.	Delaware
Plains Marketing Bondholder LLC	Delaware
Plains Marketing Canada LLC	Delaware
Plains Marketing GP Inc.	Texas
Plains Marketing, L.P.	Texas
Plains Midstream Canada ULC	British Columbia
Plains Midstream Luxembourg S.a.r.l.	Luxembourg
Plains Midstream Superior LLC	Texas
Plains Mobile Pipeline Inc.	Alabama
Plains Pipeline, L.P.	Texas
Plains Products Terminals LLC	Delaware
Plains Rail Holdings LLC	Delaware
Plains South Texas Gathering LLC	Texas
Plains Southcap Inc.	Delaware
Plains West Coast Terminals LLC	Delaware

PMC (Nova Scotia) Company	Nova Scotia
PMDSE, Inc.	Mississippi
PNG Marketing, LLC	Delaware
PNGS GP LLC	Delaware
PPEC Bondholder, LLC	Delaware
Rancho LPG Holdings LLC	Delaware
RC Transportation, LLC	Georgia
RCAT Logistics, LLC	Georgia
Rocky Mountain Pipeline System LLC	Delaware
SFC Marketing & Logistics, LLC	Georgia
SG Resources Mississippi, L.L.C.	Delaware
SLC Pipeline LLC	Delaware
Smart Transport Unlimited, LLC	Georgia
Southcap Pipe Line Company	Delaware
St. James Rail Terminal LLC	Delaware
Van Hook Crude Terminal LLC	Delaware
VirKel Backhoe Services LLLP	Colorado